Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

November 17, 2014

VIA EDGAR

MYOS Corporation

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Ladies and Gentlemen:

We have acted as counsel to MYOS Corporation, a Nevada corporation (the “Company”), in connection with the offering and sale by the Company of 193,865 units (“Units”), each unit comprised of (i) one share of common stock of the Company, par value $0.001 per share (the “Shares”), (ii) one Series C warrant to purchase 0.75 shares of Common Stock (the “Series C Warrants”), (iii) one Series D warrant to purchase one share of Common Stock (the “Series D Warrants”), (iv) one Series E warrant to purchase 0.75 shares of Common Stock (the “Series E Warrants, and together with the Series C Warrants and Series D Warrants, the “Warrants” and (v) up to 484,663 shares of Common Stock issuable upon exercise of the Warrants. The Units are being sold pursuant to a securities purchase agreement dated November 17, 2014 by and between the Company and the purchasers thereto (the “Agreement”). The Agreement also provides that in the event the closing price of the Shares is less than $14.06 per share at the one-year anniversary of the date of the Agreement, purchasers that continue to hold their Shares will be entitled to receive an additional number of shares of common stock, up to a maximum of 193,865 shares (the “Make-Whole Shares” and together with the Units, the “Securities”). The Securities are being offered for sale pursuant to the Company’s registration statement on Form S-3 (File No. 333-199392) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and the prospectus, dated October 28, 2014 (the “Prospectus”) and the Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act, dated November 17, 2014 (the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus and Prospectus Supplement, and originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photocopied), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified copies or photocopied.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, (ii)  provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the terms of the Warrants, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable and (iv) the Make-Whole Shares, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under “Legal Matters” in the Prospectus Supplement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP
ELLENOFF GROSSMAN & SCHOLE LLP